Exhibit 99.1

Anaptys Completes Separation of First Tracks Biotherapeutics and Now Exclusively

Manages GSK and Vanda Financial Collaborations

•	Focused on protecting and returning value of Jemperli and imsidolimab royalties to shareholders

•	Launches with virtual model, including limited FTEs and minimal operating expenses, and approximately $140-$145 million in net cash

SAN DIEGO, CA — April 20, 2026 — AnaptysBio, Inc. (Nasdaq: ANAB), a royalty management company, today announced the completion of its spin-off of First Tracks Biotherapeutics, Inc., its former biopharma operations business.

Anaptys will now exclusively manage the financial collaborations for Jemperli with GSK and imsidolimab with Vanda with a focus on protecting and returning the value of its royalties to shareholders.

“Anaptys begins this next chapter in a virtual business model. We are now exclusively managing royalties from our out-licensed assets, Jemperli and imsidolimab, with streamlined operations requiring limited FTEs, minimal operating expenses and providing a greater than 95% EBIT margin,” said Daniel Faga, president and chief executive officer. “This structure positions us to operate without complexity and deliver maximum value to shareholders.”

The taxable spin-off was completed today following the distribution to Anaptys shareholders of one share of First Tracks Bio common stock for every one share of Anaptys common stock owned as of the close of business on April 6, 2026, the record date for the distribution.

Anaptys will continue to trade on Nasdaq under the ticker symbol “ANAB”. First Tracks Bio common stock will begin regular-way trading today on the Nasdaq Global Select Market under the symbol “TRAX”.

About AnaptysBio

Anaptys exclusively manages the financial collaborations for Jemperli with GSK and imsidolimab with Vanda, with a focus on protecting and returning the value of its royalties to shareholders. To learn more, visit www.AnaptysBio.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to whether Anaptys is able to protect its financial collaborations; and its ability to return value to its shareholders. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to protect its financial collaborations and return value to its shareholders, the company’s ability to operate efficiently with a limited staff, and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

This press release also includes a reference to EBIT margin which is a measure not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), which Anaptys believes provides important perspective with respect to operational profitability. Non-GAAP financial measures may exclude items that are significant in understanding and assessing Anaptys’ financial results, should not be considered in isolation or as an alternative to GAAP measures, and should be considered only as a supplement to, and not as superior to, GAAP measures. Anaptys cannot predict with certainty the magnitude or scope of certain items that would be included in the most directly comparable GAAP measure to EBIT margin for the relevant future periods, and such items may be significant. Due to these uncertainties, Anaptys cannot provide a quantitative reconciliation of EBIT margin to the most directly comparable GAAP financial measure without unreasonable effort.

Investor Contact:

Anaptys Investor Relations

investors@anaptysbio.com